UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Signature

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2010, Cinedigm Digital Cinema Corp. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Grassmere Partners, LLC (“Grassmere”) pursuant to which the Company agreed to sell to Grassmere 347,222 shares (the “Shares”) of Class A Common Stock, par value $.001 per share (the “Common Stock”), for an aggregate purchase price of  $500,000, priced at the trailing 20 day average share price of $1.44 per share. The sale is to be consummated no later than September 10, 2010.  The proceeds of the sale of the Shares will be used for working capital and general corporate purposes.

Peter C. Brown, the chairman of Grassmere, is named as a nominee for election as a director in the Company’s proxy statement relating to the 2010 Annual Meeting of Stockholders scheduled to be held on September 14, 2010.

On July 29, 2010, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between Cinedigm Digital Cinema Corp. and Grassmere Partners, LLC dated July 26, 2010.

99.1	Press Release dated July 29, 2010.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  July 30, 2010

By:	/s/ Brian D. Pflug
Name:	Brian D. Pflug
Title:	Senior Vice President—Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement between Cinedigm Digital Cinema Corp. and Grassmere Partners, LLC dated July 26, 2010.

99.1	Press Release dated July 29, 2010.